ESCROW AGREEMENT

                          (APPLE HOSPITALITY TWO, INC.)

         THIS ESCROW AGREEMENT, dated as of , 2001 ("Escrow Agreement"), is by and among DAVID LERNER ASSOCIATES, INC., a New York corporation ("Agent"); APPLE HOSPITALITY TWO, INC., a Virginia corporation ("Company"); and FIRST UNION NATIONAL BANK, a national banking association, as Escrow Agent hereunder ("Escrow Agent").

                                   BACKGROUND

     A. Company has engaged Agent to sell up to 20,157,894.7 Common Shares, no par value, and Series A Preferred Shares (collectively, the "Shares"), with a minimum required investment of $5,000 in Shares ($2,000 in Shares in the case of Qualified Plans) at a price of $9.50 per Share until the Minimum Offering of 3,157,894.7 Shares ($30,000,000) is achieved and thereafter $10.00 per Share on a "best efforts" basis, pursuant to Registration Statement No. 333-53984 filed with the Securities and Exchange Commission (the "SEC") which includes a Prospectus, as supplemented and amended from time to time (the "Offering Document").

     B. In accordance with the Offering Document, subscribers to the Shares (the "Subscribers" and individually, a "Subscriber") will be required to submit full payment for their respective investments in the manner set forth in their subscription agreements.

     C. In accordance with the Offering Document, all payments received by Agent on or before sale of the Minimum Offering amount (as defined in the Offering Document) in connection with subscriptions for Shares shall be promptly forwarded to Escrow Agent, and Escrow Agent has agreed to accept, hold, and disburse such funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

     D. In order to establish the escrow of funds and to effect the provisions of the Offering Document, the parties hereto have entered into this Escrow Agreement.


                             STATEMENT OF AGREEMENT

        NOW  THEREFORE,  for good and  valuable  consideration,  the receipt and
sufficiency  of  which  are  hereby   acknowledged,   the  parties  hereto,  for
themselves, their successors and assigns, hereby agree as follows:

     1. Definitions. The following terms shall have the following meanings when used herein:

                  "Agent" shall mean David Lerner Associates, Inc., and/or any selected dealer participating at a later date.

        "Cash Investment" shall mean the number of Shares to be purchased by any Subscriber multiplied by the offering price per share of $9.50 until the Minimum Offering is achieved and thereafter $10.00 as set forth in the Offering Document. Cash Investments shall not include any interest or other earnings thereon.

        "Cash Investment Instrument" shall mean a check, money order or similar instrument, made payable to "David Lerner Associates, Inc.," or those funds in customer's account at Agent which the customer has authorized to be used in full payment for the Shares to be purchased by such customer.

        "Escrow Funds" shall mean the funds deposited with Escrow Agent pursuant to this Agreement, consisting of (1) the Cash Investments, and (2) any interest and other earnings thereon.

        "Minimum Offering" shall mean the sale of $30,000,000 in Shares at $9.50 per Share (3,157,894.7 Shares) by the Company in the offering made by the Offering Document.

        "Minimum Offering Notice" shall mean a written notification, signed by Agent, which shall specify that subscriptions for the Minimum Offering have been received; that, to the best of Agent's knowledge after due inquiry and review of its records, Cash Investment Instruments in full payment for that number of Shares equal to or greater than the Minimum Offering have been received, deposited with and collected by Escrow Agent; and that such subscriptions have not been withdrawn, rejected or otherwise terminated.

        "Pro Rata Basis," with respect to the allocation among Subscribers of interest and other earnings held in the Escrow Funds, shall mean, for each Subscriber, the Subscriber's Cash Investment multiplied by the number of days the Cash Investment of such Subscriber was held in interest-bearing investments pursuant to Section 6 hereof, multiplied by the average yield earned on the Escrow Funds during such period of days.

        "Shares" shall have the meaning set forth in the section of this Escrow Agreement titled "Background."

        "Subscriber" or "Subscribers" shall have the meaning set forth in the section of this Escrow Agreement titled "Background."

        "Subscription Accounting" shall mean an accounting of all subscriptions for Shares received and accepted by Company as of the date of such accounting, indicating for each subscription the Subscriber's name, social security number and address, the number and total purchase price of subscribed Shares, the date of receipt by Agent of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Company, or other termination, for whatever reason, of such subscription.

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

     2. Appointment of and Acceptance by Escrow Agent. Company and Agent hereby appoint Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

     3. Procedures for Deposits. Upon receipt by Agent of any Cash Investment Instrument for the purchase of Shares, Agent shall, by noon of the next business day after receipt, wire to Escrow Agent funds aggregating the sum total of all Cash Investment Instruments received the previous business day. The Agent shall wire all such funds for deposit in the following escrow account:

                           First Union National Bank, Escrow Agent
                           Charlotte, North Carolina

                           ABA # 053000219
                           Account # 5000 0000 16439
                           Attn:  Corporate Trust-Bond Admin/Allison L. Poole
                           FFC:  Apple Hosp Two, NCS # 1072006752

Each such deposit shall be accompanied by the following documents:

         (1) a report containing such Subscriber's name, social security number or taxpayer identification number, address and other information required for withholding purposes;

         (2)      a Subscription Accounting; and

         (3) instructions regarding the investment of such deposited funds in accordance with Section 6 hereof.

         The Escrow Agent is under no obligation to accept deposits from anyone other than the Agent. If a deposit is received by 12:00 P.M. on a given business day, it will be accepted that business day; otherwise it will be accepted on or as of the next business day, except that a wire of funds will be deemed to be received on the actual day of receipt.

                  ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST COMPANY UNTIL RELEASED TO COMPANY IN ACCORDANCE WITH SECTION 4 HEREOF.

     4. Disbursements of Escrow Funds.

        a. Minimum Offering Amount. Subject to the provisions of Section 10 hereof, Escrow Agent shall pay to Company the liquidated value of the Cash Investments (excluding, however, any interest or other earnings on Cash Investments), by certified or bank check or by wire transfer, no later than three (3) days following receipt of the following documents:

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

(1)      A Minimum Offering Notice;

(2)      A  Subscription  Accounting,  substantiating  the  sale of the  Minimum
         Offering;

(3) The documents described on Exhibit B attached hereto and incorporated herein by reference; and


(4) Such other certificates, notices or other documents as Escrow Agent shall reasonably require.

         Notwithstanding the foregoing, Escrow Agent shall not be obligated to disburse the Escrow Funds to Company if Escrow Agent has grounds to believe that
(a) Cash Investment Instruments in full payment for that number of Shares equal to or greater than the Minimum Offering have not been received, deposited with and collected by the Escrow Agent, or (b) any of the certifications and opinions set forth in the documents described in Exhibit B attached hereto are incorrect or incomplete.

         After the initial disbursement of Escrow Funds to Company pursuant to this Section 4(a), Escrow Agent shall pay to Company any additional funds received with respect to the Shares, by certified or bank check or wire transfer, no later than fifteen (15) business days after receipt.

        b. Interest. At such time or times as amounts comprising the Cash Investment portion of the Escrow Funds are paid to Company pursuant to Section 4(a) or Section 4(e) of this Escrow Agreement, Escrow Agent shall simultaneously pay to Agent the portion of the Escrow Funds comprising interest and other earnings on the Cash Investments. At the time of such payments, Escrow Agent shall also deliver to Agent a notice (the "Earnings Notice") showing in reasonable detail the rate or rates at which interest or other earnings were earned on Cash Investments during the period such Cash Investments were held by Escrow Agent and the period or periods during which such rate or rates applied. Such interest and other earnings shall thereafter promptly be paid by Agent to Subscribers in a manner determined by Agent to be consistent with the Offering Document.

        c. Expiration of Offering Period. Notwithstanding anything to the contrary contained herein, if Escrow Agent shall not have received a Minimum Offering Notice on or before one (1) year from the date of the Offering Document (or up to one (1) year thereafter if the offering of Shares is extended by Company), Escrow Agent shall, within fifteen (15) business days after such date and without any further instruction or direction from Agent or Company, return to each Subscriber, by certified or bank check and by first class mail, the Cash Investment made by such Subscriber, and shall pay as soon as practicable to the applicable Subscriber(s), by certified or bank check and by first class mail, each Subscriber's share of income earned on the Escrow Funds, each such share to be calculated on a Pro Rata Basis.

        d. Rejection of Any Subscription or Termination of the Offering. No later than fifteen (15) business days after receipt by Escrow Agent of written notice (1) from Company or Agent that Company intends to reject a Subscriber's subscription, or (2) that a subscriber has revoked his subscription, or (3) from the SEC or any other federal or state regulatory authority that a stop order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days, or (4) from Company or Agent that there will be no closing of the sale of Shares to Subscribers, Escrow Agent will, upon written instructions given by the Company, transmit to Agent that portion of the Escrow Funds attributable to such subscriber or subscribers affected by such event, or equal to the amount of the reduction in a subscription, as the case may be, with interest, and Agent shall promptly deposit such funds directly to the account of the Subscriber or Subscribers entitled thereto, together with an Earnings Notice of the type described in
Section 4(b).

        e. After Minimum Offering Amount Disbursed. Subject to the provisions of
Section 10 hereof, at any time after disbursement of Escrow Funds has occurred in accordance with Section 4(a) hereof, Escrow Agent shall pay to Company the liquidated value of the Cash Investments (excluding, however, any interest or other earnings on Cash Investments), by certified or bank check or by wire transfer, no later than three (3) days following receipt of the following documents: (1) a request in writing from the Company for disbursement; and (2) such other certificates and notices as Escrow Agent shall reasonably require.

     5. Suspension of Performance or Disbursement Into Court. If, at any time, there shall exist any dispute between Agent, Company, Escrow Agent, any Subscriber or any other person with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if Agent and Company have not within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

        a. Suspension of Performance. Suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided however, that Escrow Agent shall continue to invest the Escrow Funds in accordance with
Section 6 hereof; and/or

        b. Court Proceeding. Petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Charlotte, North Carolina, for instructions with respect to such dispute or uncertainty, and pay into such court all funds held by it as Escrow Funds for holding and disposition in accordance with the instructions of such court.

        Escrow Agent shall have no liability to Agent, Company, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held as Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

     6. Investment of Funds. Escrow Agent shall invest and reinvest the Escrow Funds as Company shall direct (subject to applicable minimum investment requirements) in writing; provided, however, that no investment or reinvestment may be made except in investments

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

permissible under SEC Rule 15c2-4, as further explained in NASD Notice to Members 84-7, including the following:

        a. bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by Escrow Agent and its affiliates);

        b. Short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; or

        c. Short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including Escrow Agent and its affiliates) located in the United States and having a net worth of at least $50,000,000.

     If Escrow Agent has not received written instructions from Company at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no written instructions have been received, in investments described in clause (a) above. Each of the foregoing investments shall be made in the name of Escrow Agent in its stated capacity as escrow agent. No investment shall be made in any instrument or security that has a maturity of greater than three (3) months. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Company or Agent, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any written investment instruction of Company received by Escrow Agent after ten o'clock, a.m., Charlotte, North Carolina, time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in Charlotte, North Carolina, are open for business.

     Escrow Agent shall deliver to Company, upon request by Company, an accounting of all funds held in escrow pursuant to this Agreement, to the extent such funds have not been previously paid over by Escrow Agent.

     7. Resignation and Removal of Escrow Agent.


        a. Generally. Escrow Agent may resign from the performance of its duties hereunder at any time by giving at least ten (10) days' prior written notice to Agent and Company or may be removed, with or without cause, by Agent and Company, acting jointly in writing, at any time by the giving of at least ten
(10) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided herein below. Upon any such notice of resignation or removal, Agent and Company jointly shall appoint a successor Escrow Agent hereunder, which shall be a bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934). Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow

Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as escrow agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

        b. Following Sale of Minimum Offering. Notwithstanding anything to the contrary in this Escrow Agreement, at any time after Shares representing the Minimum Offering have been sold (and the corresponding Escrow Funds disbursed in accordance with this Escrow Agreement), Company and Agent, by two (2) days' prior written notice to Escrow Agent, may terminate this Escrow Agreement. Any Escrow Funds remaining at the time of termination of this Escrow Agreement shall be disbursed in accordance with Section 4 hereof.

     8. a. Liability of Escrow Agent. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in a written notice provided hereunder. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds or any account in which Escrow Funds are deposited or this Escrow Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, Escrow Agent shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between Company, Agent and/or any Subscriber. Escrow Agent shall not be responsible or liable in any manner for the performance by Company or any Subscriber of their respective obligations under any subscription agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of Company, Agent or any third party (including any Subscriber) to honor any of the provisions of this Escrow Agreement. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in good faith in accordance with the opinion or instruction of such counsel. Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

        b. The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of

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

the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         9. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Company in writing, and Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (a) Company agrees to pay such fees and expenses, or (b) Company shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and Company, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Company. All such fees and expenses payable by Company pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of Company under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

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

     10. Compensation to Escrow Agent.


         a. Fees and Expenses. Company shall compensate Escrow Agent for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable and necessary out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the foregoing compensation and reimbursement obligations shall be payable by Company upon demand by Escrow Agent. The obligations of Company under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

         b. Disbursements from Escrow Funds to Pay Escrow Agent. Escrow Agent is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (but only to the extent of Company's rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof, but only to the extent of Company's rights thereto). Escrow Agent shall, prior to disbursement, notify Company of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Company copies of all related invoices and other statements.

         c. Security and Offset. Company hereby grants to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds (but only to the extent of Company's rights thereto) to secure all obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds (but only to the extent of Company's rights thereto.) If for any reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Company shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice.

     11. Representations and Warranties.

         a. Company. Company makes the following representations and warranties to Escrow Agent:


            (1) Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

            (2) This Escrow Agreement has been duly approved by all necessary corporate action of Company, has been executed by duly authorized officers of Company, and constitutes a valid and binding agreement of Company, enforceable in accordance with its terms.

            (3) The execution, delivery, and performance by Company of this Escrow Agreement will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Company, any applicable law or regulation applicable to the Company, any court order or administrative ruling or decree to which Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which Company is a party or any of its property is subject. The execution, delivery and performance of this Escrow Agreement is consistent with and accurately described in the Offering Document, and the allocation of interest and other earnings to Subscribers, as set forth in Section 4 hereof, has been properly described therein.

            (4) No party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

            (5) Company hereby acknowledges that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication has been or shall be made that Escrow Agent has investigated the desirability or advisability of investment in the Shares or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Shares other than to state that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.

            (6) All of the representations and warranties of Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

         b. Agent. Agent makes the following representations and warranties to Escrow Agent:

            (1) Agent is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

            (2) This Escrow Agreement has been duly approved by all necessary corporate action of Agent, has been executed by duly authorized officers of Agent, and constitutes a valid and binding agreement of Agent, enforceable in accordance with its terms.

            (3) The execution, delivery, and performance by Agent of this Escrow Agreement will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Agent, any applicable law, regulation or license applicable to Agent, any court order or administrative ruling or decree to which Agent is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which Agent is a party or any of its property is subject. The execution, delivery and performance of this Agreement is consistent with and accurately described in the Offering Document, and the allocation of interest and other earnings to Subscribers, as set forth in
Section 4 hereof, has been properly described therein.

            (4) The deposit with Escrow Agent by Agent of Cash Investment Instruments pursuant to Section 3 hereof shall be deemed a representation and warranty by Agent that such Cash Investment Instrument represents a bona fide sale to the Subscriber or Subscribers described therein of the amount of Shares set forth therein, subject to and in accordance with the terms of the Offering Document.

            (5) Agent hereby acknowledges that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication has been or shall be made that Escrow Agent has investigated the desirability or advisability of investment in the Shares or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Shares other than to state that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.

            (6) All of the representations and warranties of Agent contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

     12. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the United States District Court for the Western District of North Carolina shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of the General Court of Justice of Mecklenburg County, North Carolina shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

     13. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five
(5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities (with a copy mailed or otherwise delivered as provided in this section 13), and addressed to the party to be notified as follows:

         If to Agent at:

                                    David Lerner Associates, Inc.
                                    477 Jericho Turnpike
                                    Syosset, New York 11791
                                    Attention:  Daniel E. Chafetz
                                    Phone Number:  (516) 921-4200, ext. 330
                                    Facsimile Number: (516) 364-1637

         If to Company at:
                                    Apple Hospitality Two, Inc.
                                    306 East Main Street
                                    Richmond, Virginia  23219
                                    Attention: Glade M. Knight, President
                                    Phone Number:  (804) 643-1761
                                    Facsimile Number: (804) 782-9302

         If to the Escrow
         Agent at:

                                    First Union National Bank, as Escrow Agent
                                    Corporate Trust Department
                                    401 South Tryon Street, 12th Floor
                                    Charlotte, NC  28288-1179
                                    Attention:  Allison Lancaster-Poole
                                    Phone Number:  (704) 374-6914
                                    Facsimile Number:  (704) 383-7316

or to such other address as each party may designate for itself by like notice.

     14. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Agent, Company and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     15. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

     16. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Virginia without giving effect to the conflict of laws principles thereof.

     17. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

     18. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Agent, Company and Escrow Agent.

     19. Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

     20. Termination. Upon the first to occur of notice of termination by Company or deposit of all amounts of the Escrow Funds into court pursuant to
Section 5 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

     21. Acts of the Escrow Agent. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Company and become pecuniarily interested in any transaction in which the Company may be interested, and contract and lend money to the Company and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for or with respect to the Company or for any other entity.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

                                    APPLE HOSPITALITY TWO, INC.

                                    By:
                                       ------------------------
                                    Title:     President
                                          ---------------------
                                    DAVID LERNER ASSOCIATES, INC.

                                    By:
                                       ------------------------
                                    Title:
                                          ---------------------


                                    FIRST UNION NATIONAL BANK, AS ESCROW AGENT

                                    By:
                                       ------------------------
                                    Title:
                                          ---------------------

                                    EXHIBIT A

         DAVID LERNER ASSOCIATES, INC. & APPLE HOSPITALITY TWO, INC.

I.       ACCEPTANCE FEE                                 $500 (ONE-TIME, UPFRONT)

         Initial  fee  for   reviewing   documents,   setting  up  accounts  and
administration of records.

         Escrow Agent's Counsel Fees if needed for review of escrow agreement.
                                                                     $750 capped


II.      ADMINISTRATION FEE         $2,500 (ANNUALLY IN ADVANCE, NON-PRORATABLE)

         Day-to-day  administration  of  governing  documents,   maintenance  of
         investments, communications and providing statements, and other duties defined in the Agreement.

III.     OUT-OF-POCKET EXPENSES

         Advance or out-of-pocket expenses including but not limited to postage, telephone, freight, legal, courier, and express mail will be billed in addition to the fees quoted herein.

IV.      ACTIVITY CHARGES

 Wire Transfers/Receipts                                $25 Per Transfer/Receipt
 Check Disbursements                                        $25 Per Disbursement
 Securities Transactions - Buy/Sell                          $25 Per Transaction
 Automatic Cash Investment Management                35 Basis Points, Annualized
 (AAA rated U.S. Treasury daily money market fund)                 Net of Income


 Counsel  fees,  if ever  retained  as a  result  of  default  or  other
 extraordinary occurrence on behalf of Escrow Agent.              Billed at Cost

OUR PROPOSAL IS SUBJECT IN ALL ASPECTS TO FIRST UNION'S REVIEW AND ACCEPTANCE OF THOSE FINAL FINANCING DOCUMENTS WHICH SET FORTH OUR DUTIES AND RESPONSIBILITIES.
 IF OUR RESPONSIBILITIES MATERIALLY CHANGE, WE RESERVE THE RIGHT TO REVISE OUR
                       PRICING TO REFLECT THE NEW DUTIES.

IF, FOR WHATEVER REASON, THIS TRANSACTION IS NOT CONSUMMATED AND IS TERMINATED,
  THE RESPONSIBLE PARTY WILL BE BILLED FOR ANY UNPAID LEGAL FEES AND EXPENSES INCURRED ON BEHALF OF FIRST UNION NATIONAL BANK AND IS RESPONSIBLE FOR THE FULL
                       PAYMENT OF SUCH FEES AND EXPENSES.

         Authorized  Signature                            Date
                              -------------------------         ----------------

                                    EXHIBIT B

                          ADDITIONAL DOCUMENTS REQUIRED

              FOR RELEASE OF ESCROW FUNDS PURSUANT TO SECTION 4(A)

1. Certificate of Glade M. Knight, President, or Stanley J. Olander, Jr., Secretary of Company, that (a) the Offering Document has been declared effective under the Securities Act of 1933, and (b) no stop order has been issued or threatened to be issued by the SEC or any other federal or state regulatory authority in connection with the Offering Document or the offering of Shares pursuant thereto; and

2. An opinion of counsel to Agent that (a) the Offering Document has been declared effective under the Securities Act of 1933, and (b) to the best of its knowledge, no stop order has been issued or threatened to be issued by the SEC or any other federal or state regulatory authority in connection with the Offering Document or the offering of Shares pursuant thereto.